SEC13F.LNS              GABELLI ASSET MANAGEMENT COMPANY

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 09/30/01
                         RUN DATE: 11/06/01 11:11 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,525

FORM 13F INFORMATION TABLE VALUE TOTAL:   $16,298,968,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC